Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for August 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937	6,544	7,124	7,583
Wide loans	34,895	34,726	34,524	34,290	34,092
Loans to small business owners	41,179	41,459	41,702	41,892	42,301
Small business owner loans	24,749	24,850	24,985	25,056	25,201
Business Timely loans	16,430	16,609	16,717	16,836	17,100
Secured loans	301	289	296	306	323
Notes receivable	163	132	137	139	128

Total number of accounts	164,443	163,543	83,203	83,751	84,427

Month-end loans receivable

										(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603
Notes receivable	3,632,584	248,290	221,370	225,340	212,964

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in the Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	2,193	1,799	1,137	2,050	2,027								9,206
Approvals	526	304	147	223	291								1,491
Approval ratio	23.99%	16.90%	12.93%	10.88%	14.36%								16.20%
Wide loans
Applications	577	530	542	483	578								2,710
Approvals	473	417	436	381	459								2,166
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%								79.93%
Small business owner loans
Applications	427	473	609	537	593								2,639
Approvals	396	399	512	454	520								2,281
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%								86.43%
Business Timely loans
Applications	3,925	3,602	5,240	5,012	5,709								23,488
Approvals	1,373	1,121	1,689	1,565	1,565								7,313
Approval ratio	34.98%	31.12%	32.23%	31.23%	27.41%								31.14%
Secured loans
Applications	22	20	27	30	45								144
Approvals	17	12	19	20	31								99
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%								68.75%
Notes receivable
Applications	53	38	75	28	56								250
Approvals	44	34	52	25	43								198
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%								79.20%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

*3 The numbers of applications for Business Timely loans from April to July were revised.

Delinquent Loans by Default Days for the Years Ended August 31, 2002, 2003 and 2004

August 31, 2002

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,971,510	6.36	672,349	1.44	429,443	0.92	975,229	2.09	2,077,022	4.45	46,688,740
Wide loans	3,562,358	6.01	524,955	0.89	339,492	0.57	957,028	1.62	1,821,476	3.07	59,249,484
Small business owner loans	3,539,179	8.00	384,793	0.87	267,964	0.61	972,506	2.20	1,625,264	3.68	44,223,071
Business Timely loans	832,419	4.74	176,381	1.00	142,280	0.81	318,182	1.81	636,844	3.63	17,553,620
Secured loans	267,610	21.94	13,628	1.12	15,641	1.28	154,210	12.64	183,480	15.04	1,219,733
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,566

Total	11,173,079	6.61	1,772,109	1.05	1,194,822	0.71	3,377,157	2.00	6,344,088	3.76	168,946,216

August 31, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,626,039	6.66	579,882	1.47	350,294	0.89	957,512	2.43	1,887,689	4.79	39,411,040
Wide loans	5,351,008	8.53	516,792	0.82	497,393	0.79	1,538,116	2.45	2,552,301	4.07	62,764,011
Small business owner loans	5,627,095	10.17	498,578	0.90	576,305	1.04	1,767,578	3.19	2,842,462	5.14	55,326,638
Business Timely loans	1,000,274	5.57	216,744	1.21	143,004	0.80	371,236	2.07	730,985	4.07	17,962,234
Secured loans	287,172	19.19	15,435	1.03	12,468	0.83	210,506	14.06	238,410	15.93	1,496,823
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	184,124

Total	14,891,590	8.41	1,827,433	1.03	1,579,466	0.89	4,844,949	2.74	8,251,850	4.66	177,144,873

August 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	185,385	8.08	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186
Wide loans	5,393,135	10.01	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Small business owner loans	6,205,870	10.93	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	1,242,288	6.34	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	177,011	2.67	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	18,281	8.58	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964

Total	13,221,974	9.48	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended June 30, July 31 and August 31, 2004

June 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	166,102	8.53	25,979	1.33	21,737	1.12	57,798	2.97	105,516	5.42	1,947,388
Wide loans	5,344,359	9.67	499,276	0.90	429,429	0.78	1,659,934	3.00	2,588,641	4.68	55,261,698
Small business owner loans	6,121,220	10.81	508,901	0.90	504,019	0.89	2,046,269	3.61	3,059,190	5.40	56,606,219
Business Timely loans	1,022,097	5.32	200,732	1.05	157,156	0.82	284,302	1.48	642,191	3.34	19,204,066
Secured loans	152,481	3.99	2,683	0.07	25,251	0.66	85,426	2.23	113,360	2.96	3,823,960
Notes receivable	14,321	6.47	0	0.00	0	0.00	0	0.00	0	0.00	221,370

Total	12,820,583	9.35	1,237,574	0.90	1,137,594	0.83	4,133,731	3.02	6,508,900	4.75	137,064,703

July 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	191,882	9.00	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208
Wide loans	5,596,919	10.28	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Small business owner loans	6,511,323	11.68	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	1,166,016	6.05	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	158,478	2.80	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	16,081	7.14	0	0.00	0	0.00	0	0.00	0	0.00	225,340

Total	13,640,701	9.92	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

August 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	185,385	8.08	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186
Wide loans	5,393,135	10.01	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Small business owner loans	6,205,870	10.93	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	1,242,288	6.34	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	177,011	2.67	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	18,281	8.58	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964

Total	13,221,974	9.48	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

June 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	7	3,000	0	0	13	48,900	4	3,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	31	168,030	3	4,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	16	5,700	0	0	12	72,000	62	51,280	0	0
usen Corp.	115	30,040	0	0	27	97,600	147	104,300	0	0
Other	386	105,163	436	1,112,430	429	2,868,230	189	149,299	19	1,745,600

Total	524	143,903	436	1,112,430	512	3,254,760	405	312,379	19	1,745,600

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	24	55,400
Shinsei Business Finance Co., Ltd.	0	0	34	172,030
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	90	128,980
usen Corp.	0	0	289	231,940
Other	25	51,604	1,484	6,032,326

Total	25	51,604	1,921	6,620,677

July 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	6	2,400	0	0	6	17,600	6	5,300	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	35	205,900	5	4,350	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	18	5,320	0	0	17	98,500	39	26,603	0	0
usen Corp.	100	26,975	0	0	37	122,500	158	104,580	0	0
Other	351	91,229	381	959,800	359	1,351,630	177	145,054	20	2,126,000

Total	475	125,924	381	959,800	454	1,796,130	385	285,887	20	2,126,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	18	25,300
Shinsei Business Finance Co., Ltd.	0	0	40	210,250
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	74	130,423
usen Corp.	0	0	295	254,055
Other	19	33,255	1,307	4,706,968

Total	19	33,255	1,734	5,326,996

August 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	8	2,650	0	0	7	25,900	4	3,950	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	25	184,500	5	6,800	1	20,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	3,000	0	0	16	113,500	35	29,600	1	15,000
usen Corp.	89	24,830	1	2,000	46	150,100	257	207,226	0	0
Other	373	101,702	458	1,229,020	426	1,948,100	202	161,199	29	2,048,300

Total	479	132,182	459	1,231,020	520	2,422,100	503	408,775	31	2,083,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	19	32,500
Shinsei Business Finance Co., Ltd.	1	2,970	32	214,270
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	61	161,100
usen Corp.	0	0	393	384,156
Other	19	28,679	1,507	5,517,001

Total	20	31,649	2,012	6,309,027

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

June 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	257	88,958	4	7,307	454	1,147,047	300	301,715	1	1,737
Shinsei Business Finance Co., Ltd.	4	1,258	0	0	170	791,932	65	91,115	2	17,651
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	188	61,666	1	2,409	170	662,596	955	901,827	2	9,388
usen Corp.	585	168,115	3	8,119	123	373,587	771	875,757	0	0
Other	5,510	1,627,388	34,516	55,243,861	24,068	53,631,057	14,626	17,033,649	291	3,795,182

Total	6,544	1,947,388	34,524	55,261,698	24,985	56,606,219	16,717	19,204,066	296	3,823,960

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,016	1,546,767
Shinsei Business Finance Co., Ltd.	0	0	241	901,958
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,316	1,637,887
usen Corp.	0	0	1,482	1,425,579
Other	137	221,370	79,148	131,552,509

Total	137	221,370	83,203	137,064,703

July 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	90,051	4	7,234	452	1,126,686	300	302,062	1	1,712
Shinsei Business Finance Co., Ltd.	4	1,230	0	0	193	921,976	69	93,490	2	17,549
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,330	1	2,387	182	727,243	968	915,608	2	9,289
usen Corp.	672	195,245	4	10,865	196	599,888	914	1,046,384	0	0
Other	5,983	1,779,350	34,281	54,415,743	24,033	52,380,461	14,585	16,925,065	301	5,645,349

Total	7,124	2,133,208	34,290	54,436,230	25,056	55,756,256	16,836	19,282,612	306	5,673,900

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,016	1,527,747
Shinsei Business Finance Co., Ltd.	0	0	268	1,034,246
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,359	1,721,859
usen Corp.	0	0	1,786	1,852,384
Other	139	225,340	79,322	131,371,308

Total	139	225,340	83,751	137,507,549

August 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	90,116	4	7,132	448	1,109,793	304	304,193	1	1,688
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	212	1,039,615	69	95,763	3	37,463
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	211	69,651	1	2,359	193	809,048	986	952,929	3	24,180
usen Corp.	743	219,832	5	12,748	242	744,203	1,153	1,346,318	0	0
Other	6,363	1,914,392	34,082	53,854,410	24,106	53,093,015	14,588	16,908,585	316	6,554,270

Total	7,583	2,295,186	34,092	53,876,651	25,201	56,795,676	17,100	19,607,789	323	6,617,603

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,019	1,512,924
Shinsei Business Finance Co., Ltd.	1	2,970	289	1,177,006
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,394	1,858,169
usen Corp.	0	0	2,143	2,323,102
Other	127	209,994	79,582	132,534,669

Total	128	212,964	84,427	139,405,872

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	August 31, 2004		March 31, 2004		August 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	78,307	69.98%	92,701	64.66%	97,858	68.46%
Bank	56,837	50.79%	64,771	45.18%	68,951	48.24%
Life insurance companies	0	0.00%	100	0.07%	140	0.10%
Non-life insurance companies	2,040	1.82%	2,407	1.68%	1,841	1.29%
Other financial institutions	19,430	17.36%	25,423	17.73%	26,925	18.84%
Direct	33,592	30.02%	50,666	35.34%	45,077	31.54%

Total	111,899	100.00%	143,367	100.00%	142,936	100.00%

Borrowings by maturity

	(amount in millions of yen)
	August 31, 2004		March 31, 2004		August 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	4,100	3.66%	5,300	3.70%	5,400	3.78%
Long-term loan	107,799	96.34%	138,067	96.30%	137,536	96.22%
Long-term loan within 1year	56,954	50.90%	61,923	43.19%	49,464	34.60%
Long-term loan over 1year	50,845	45.44%	76,143	53.11%	88,071	61.62%

Total	111,899	100.00%	143,367	100.00%	142,936	100.00%

Borrowing rates

	(%)
	August 31, 2004	March 31, 2004	August 31, 2003
Indirect	2.27	2.33	2.38
Bank	2.19	2.28	2.33
Life insurance companies	—	2.39	2.29
Non-life insurance companies	2.63	2.60	2.87
Other financial institutions	2.45	2.44	2.47
Direct	1.94	2.04	2.22

Total	2.17	2.23	2.35